                                      EXHIBIT 11

                               ACTIVE VOICE CORPORATION

                          COMPUTATION OF EARNINGS PER SHARE
                 (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)



                                             Three months ended            Nine months ended
                                                December 31,                  December 31,
                                        -------------------------     -------------------------
                                           1997           1996           1997           1996
                                        ----------     ----------     ----------     ----------

BASIC
Average shares outstanding              4,633,753       4,583,352      4,621,668      4,573,841
                                        ---------      ----------     ----------     ----------
                                        ---------      ----------     ----------     ----------

Net income                                   $618          $1,160         $1,484         $2,843
                                        ---------      ----------     ----------     ----------
                                        ---------      ----------     ----------     ----------

Per share amount                            $0.13           $0.25          $0.32          $0.62
                                        ---------      ----------     ----------     ----------
                                        ---------      ----------     ----------     ----------


DILUTED
Average shares outstanding              4,633,753       4,583,352      4,621,668      4,573,841

Net effect of dilutive stock options       66,121          59,300         51,648         56,399
                                        ---------      ----------     ----------     ----------

Total                                   4,699,874       4,642,652      4,673,316      4,630,240
                                        ---------      ----------     ----------     ----------
                                        ---------      ----------     ----------     ----------

Net income                                   $618          $1,160         $1,484         $2,843
                                        ---------      ----------     ----------     ----------
                                        ---------      ----------     ----------     ----------

Per share amount                            $0.13           $0.25          $0.32          $0.61
                                        ---------      ----------     ----------     ----------
                                        ---------      ----------     ----------     ----------
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